CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Mid Cap Value Fund:

We consent to the use of our report dated June 9, 2005, incorporated in this Registration Statement by reference, to the Putnam Mid Cap Value Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

                                        /s/ KPMG LLP


Boston, Massachusetts
August 22, 2005